Exhibit 99.1

2858 De La Cruz Boulevard, Santa Clara CA 95050 USA

+1.408.280.7900                                             www.pdf.com

News Release

Company Contacts:
Adnan Raza	Sonia Segovia
Chief Financial Officer	Investor Relations
Tel: (408) 516-0237	Tel: (408) 938-6491
Email: adnan.raza@pdf.com	Email: sonia.segovia@pdf.com

PDF Solutions® Reports Third Quarter 2024 Results

Santa Clara, CA, November 7, 2024, – PDF Solutions, Inc. (Nasdaq: PDFS), a leading provider of comprehensive data solutions for the semiconductor and electronics ecosystem, today announced financial results for its third quarter ended September 30, 2024.

Financial Highlights of Third Quarter 2024

●	Record analytics revenues of $44.8 million, up 13% over last year’s comparable quarter
●	Record quarterly revenues of $46.4 million, up 10% over last year’s comparable quarter
●	GAAP gross margin of 73% and Non-GAAP gross margin of 77%
●	GAAP diluted earnings per share (EPS) of $0.06 and non-GAAP diluted EPS of $0.25
●	Backlog of $239.2 million as of September 30, 2024

Total revenues for the third quarter of 2024 were $46.4 million, compared to $41.7 million for the second quarter of 2024 and $42.4 million for the third quarter of 2023. Analytics revenue for the third quarter of 2024 was $44.8 million, compared to $38.1 million for the second quarter of 2024 and $39.5 million for the third quarter of 2023. Integrated Yield Ramp revenue for the third quarter of 2024 was $1.7 million, compared to $3.5 million for the second quarter of 2024 and $2.9 million for the third quarter of 2023.

GAAP gross margin for the third quarter of 2024 was 73%, compared to 71% for the second quarter of 2024 and 66% for the third quarter of 2023.

Non-GAAP gross margin for the third quarter of 2024 was 77%, compared to 75% for the second quarter of 2024 and 70% for the third quarter of 2023.

On a GAAP basis, net income for the third quarter of 2024 was $2.2 million, or $0.06 per diluted share, compared to a net income of $1.7 million, or $0.04 per diluted share, for the second quarter of 2024, and a net loss of $5.0 million, or ($0.13) per diluted share, for the third quarter of 2023.

Non-GAAP net income for the third quarter of 2024 was $9.9 million, or $0.25 per diluted share, compared to a non-GAAP net income of $7.1 million, or $0.18 per diluted share, for the second quarter of 2024, and non-GAAP net income of $8.0 million, or $0.20 per diluted share, for the third quarter of 2023.

Cash, cash equivalents and short-term investments as of September 30, 2024, were $120.2 million.

Financial Outlook

“Our bookings for the first 9 months of 2024 have now exceeded our bookings for the full year of 2023, and we are pleased with our results for the third quarter. We now expect fourth quarter revenue to grow on a year-over-year basis in line with our long-term revenue growth target of 20%,” said John Kibarian, CEO and President.

PDF Solutions® Reports Third Quarter 2024 Results

Conference Call

As previously announced, PDF Solutions will discuss these results on a live conference call beginning at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time today. To participate on the live call, analysts and investors should pre-register at: https://register.vevent.com/register/BI1b05df01d9534a648d4fd2cd753be31c. Registrants will receive dial-in information and a unique passcode to access the call. We encourage participants to dial into the call ten minutes ahead of the scheduled time. The teleconference will also be webcast simultaneously on the Company’s website at https://ir.pdf.com/webcasts. A replay of the conference call webcast will be available after the call on the Company’s investor relations website. A copy of this press release, including the disclosure and reconciliation of certain non-GAAP financial measures to the comparable GAAP measures, which non-GAAP measures may be used periodically by PDF Solutions’ management when discussing financial results with investors and analysts, will also be available on PDF Solutions’ website at http://www.pdf.com/press-releases following the date of this release.

Third Quarter 2024 Financial Commentary Available Online

A Management Report reviewing the Company’s third quarter 2024 financial results will be furnished to the Securities and Exchange Commission on Form 8-K and published on the Company’s website at http://ir.pdf.com/financial-reports. Analysts and investors are encouraged to review this commentary prior to participating in the conference call.

Information Regarding Use of Non-GAAP Financial Measures

In addition to providing results that are determined in accordance with Accounting Principles Generally Accepted in the United States of America (“GAAP”), PDF Solutions also provides certain non-GAAP financial measures. Non-GAAP gross profit and margin exclude stock-based compensation expense and amortization of acquired technology under costs of revenues. Non-GAAP net income excludes stock-based compensation expense, amortization of acquired technology under costs of revenues, amortization of other acquired intangible assets, and the effects of certain non-recurring items, such as expenses related to an arbitration proceeding for a disputed contract with a customer, acquisition-related costs, proceeds from the sale of previously written-off property and equipment, and their related income tax effects, as applicable, as well as adjustments for the valuation allowance for deferred tax assets and reconciling items. These non-GAAP financial measures are used by management internally to measure the Company’s profitability and performance. PDF Solutions’ management believes that these non-GAAP measures provide useful supplemental information to investors regarding the Company’s ongoing operations in light of the fact that none of these categories of expense and income has a current effect on the future uses of cash (with the exception of expenses related to an arbitration proceeding for a disputed contract with a customer) nor do they impact the generation of current or future revenues. These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may differ from similarly titled non-GAAP measures used by other companies. In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income or loss as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity. Since management uses these non-GAAP financial measures internally to measure profitability and performance, PDF Solutions has included these non-GAAP measures to give investors an opportunity to see the Company’s financial results as viewed by management. A reconciliation of the comparable GAAP financial measures to the non-GAAP financial measures is provided at the end of the Company’s condensed consolidated financial statements presented below.

PDF Solutions® Reports Third Quarter 2024 Results

Forward-Looking Statements

The press release and the planned conference call include forward-looking statements regarding the Company’s future expected business performance and financial results, including expectations about total revenue growth for the fourth quarter of 2024, that are subject to future events and circumstances. Actual results could differ materially from those expressed in these forward-looking statements. Risks and uncertainties that could cause results to differ materially include, but are not limited to, risks associated with: expectations about the effectiveness of our business and technology strategies; expectations regarding global economic trends; expectations regarding recent and future acquisitions; current semiconductor industry trends; expectations of continued adoption of the Company’s solutions by new and existing customers; project milestones or delays and performance criteria achieved; cost and schedule of new product development; the provision of technology and services prior to the execution of a final contract; the impact of global inflation and changing interest rates; the continuing impact of macroeconomic conditions and other trends on the semiconductor industry, our customers, our operations, and supply and demand for our products; supply chain disruptions; the success of the Company’s strategic growth opportunities and partnerships; the Company’s ability to successfully integrate acquired businesses and technologies; whether the Company can successfully convert backlog into revenue; customers’ production volumes under contracts that provide Gainshare; possible impacts from the evolving trade regulatory environment and geopolitical tensions; our assessment of the sufficiency of our cash resources and anticipated funds from operations; our ability to obtain additional financing if needed; our ability to use support and updates for certain open-source software, and other risks set forth in PDF Solutions’ periodic public filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2023, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and amendments to such reports. The forward-looking statements made in the conference call are made as of the date hereof, and PDF Solutions does not assume any obligation to update such statements nor the reasons why actual results could differ materially from those projected in such statements. We have not filed our Form 10-Q for the quarter ended September 30, 2024. As a result, all financial results described in this earnings release should be considered preliminary, and are subject to change to reflect any necessary adjustments or changes in accounting estimates, that are identified prior to the time we file our Form 10-Q.

About PDF Solutions

PDF Solutions (Nasdaq: PDFS) provides comprehensive data solutions designed to empower organizations across the semiconductor and electronics industry ecosystem to improve the yield and quality of their products and operational efficiency for increased profitability. The Company’s products and services are used by Fortune 500 companies across the semiconductor and electronics ecosystem to achieve smart manufacturing goals by connecting and controlling equipment, collecting data generated during manufacturing and test operations, and performing advanced analytics and machine learning to enable profitable, high-volume manufacturing.

Founded in 1991, PDF Solutions is headquartered in Santa Clara, California, with operations across North America, Europe, and Asia. The Company (directly or through one or more subsidiaries) is an active member of SEMI, INEMI, TPCA, IPC, the OPC Foundation, and DMDII. For the latest news and information about PDF Solutions or to find office locations, visit https://www.pdf.com.

PDF Solutions and the PDF Solutions logo are trademarks or registered trademarks of PDF Solutions, Inc. or its subsidiaries.

PDF Solutions® Reports Third Quarter 2024 Results

PDF SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands)

	September 30,	December 31,
	2024	2023

ASSETS
Current assets:
Cash and cash equivalents	$96,428	$98,978
Short-term investments	23,724	36,544
Accounts receivable, net	46,668	44,904
Prepaid expenses and other current assets	24,575	17,422
Total current assets	191,395	197,848
Property and equipment, net	46,019	37,338
Operating lease right-of-use assets, net	4,360	4,926
Goodwill	15,011	15,029
Intangible assets, net	13,133	15,620
Deferred tax assets, net	173	157
Other non-current assets	37,260	19,218
Total assets	$307,351	$290,136

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,504	$2,561
Accrued compensation and related benefits	13,191	14,800
Accrued and other current liabilities	6,510	4,633
Operating lease liabilities ‒ current portion	1,706	1,529
Deferred revenues ‒ current portion	28,728	25,750
Billings in excess of recognized revenues	91	1,570
Total current liabilities	57,730	50,843
Long-term income taxes	2,883	2,972
Non-current operating lease liabilities	3,870	4,657
Other non-current liabilities	2,404	2,718
Total liabilities	66,887	61,190

Stockholders’ equity:
Common stock and additional paid-in capital	496,261	473,301
Treasury stock, at cost	(159,018)	(143,923)
Accumulated deficit	(94,527)	(98,045)
Accumulated other comprehensive loss	(2,252)	(2,387)
Total stockholders’ equity	240,464	228,946
Total liabilities and stockholders’ equity	$307,351	$290,136

PDF Solutions® Reports Third Quarter 2024 Results

PDF SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share amounts)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2024	2024	2023	2024	2023

Revenues:
Analytics	$44,750	$38,114	$39,497	$121,327	$112,957
Integrated yield ramp	1,659	3,547	2,853	8,053	11,753
Total revenues	46,409	41,661	42,350	129,380	124,710

Costs and Expenses:
Costs of revenues	12,484	12,230	14,282	38,243	38,555
Research and development	13,516	12,649	13,113	39,149	38,428
Selling, general, and administrative	18,094	16,259	15,611	50,851	46,022
Amortization of acquired intangible assets	196	259	328	714	979
Interest and other expense (income), net	(1,511)	(1,479)	(2,018)	(4,682)	(4,000)
Income before income tax expense	3,630	1,743	1,034	5,105	4,726
Income tax expense	(1,424)	(38)	(6,006)	(1,587)	(2,508)
Net income (loss)	$2,206	$1,705	$(4,972)	$3,518	$2,218

Net income (loss) per share:
Basic	$0.06	$0.04	$(0.13)	$0.09	$0.06
Diluted	$0.06	$0.04	$(0.13)	$0.09	$0.06

Weighted average common shares used to calculate net income (loss) per share:
Basic	38,710	38,412	38,187	38,542	37,930
Diluted	39,105	38,925	38,187	39,028	38,977

PDF Solutions® Reports Third Quarter 2024 Results

PDF SOLUTIONS, INC.

RECONCILIATION OF GAAP GROSS MARGIN TO NON-GAAP GROSS MARGIN (UNAUDITED)

(In thousands)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2024	2024	2023	2024	2023

GAAP
Total revenues	$46,409	$41,661	$42,350	$129,380	$124,710
Costs of revenues	12,484	12,230	14,282	38,243	38,555
GAAP gross profit	$33,925	$29,431	$28,068	$91,137	$86,155
GAAP gross margin	73%	71%	66%	70%	69%

Non-GAAP
GAAP gross profit	$33,925	$29,431	$28,068	$91,137	$86,155
Adjustments to reconcile GAAP to non-GAAP gross margin:
Stock-based compensation expense	1,366	1,185	1,120	3,751	3,022
Amortization of acquired technology	584	584	574	1,752	1,680
Non-GAAP gross profit	$35,875	$31,200	$29,762	$96,640	$90,857
Non-GAAP gross margin	77%	75%	70%	75%	73%

PDF Solutions® Reports Third Quarter 2024 Results

PDF SOLUTIONS, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (UNAUDITED)

(In thousands, except per share amounts)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2024	2024	2023	2024	2023

GAAP net income (loss)	$2,206	$1,705	$(4,972)	$3,518	$2,218
Adjustments to reconcile GAAP net income (loss) to non-GAAP net income:
Stock-based compensation expense	6,730	5,700	5,999	18,540	15,561
Amortization of acquired technology under costs of revenues	584	584	574	1,752	1,680
Amortization of other acquired intangible assets	196	259	328	714	979
Expenses of arbitration (1)	—	—	226	—	2,525
Acquisition-related costs (2)	—	—	33	—	209
Proceeds from the sale of previously written-off property and equipment	(55)	—	(105)	(55)	(105)
Tax impact of valuation allowance for deferred tax assets and reconciling items (3)	262	(1,159)	5,904	(1,710)	(314)
Non-GAAP net income	$9,923	$7,089	$7,987	$22,759	$22,753

GAAP net income (loss) per diluted share	$0.06	$0.04	$(0.13)	$0.09	$0.06
Non-GAAP net income per diluted share	$0.25	$0.18	$0.20	$0.58	$0.58

Weighted average common shares used in GAAP net income (loss) per diluted share calculation	39,105	38,925	38,187	39,028	38,977
Weighted average common shares used in non-GAAP net income per diluted share calculation	39,105	38,925	38,992	39,028	38,977

(1)	Represents expenses related to an arbitration proceeding over a disputed customer contract, which expenses are expected to continue until the arbitration is resolved.
(2)	Acquisition-related costs are incremental expenses related to the business or asset acquisition transaction(s). These expenses may include consulting, legal and other fees. For the three and nine months ended September 30, 2023, the charges were related to the acquisition of Lantern Machinery Analytics, Inc.
(3)	The difference between the GAAP and non-GAAP income tax provisions is primarily due to the valuation allowance on a GAAP basis and non-GAAP adjustments. For example, on a GAAP basis, the Company does not receive a deferred tax benefit for foreign tax credits or research and development credits after the valuation allowance. The Company’s non-GAAP tax rate and resulting non-GAAP tax expense is not calculated with a full U.S. federal or state valuation allowance due to the Company’s cumulative non-GAAP income and management’s conclusion that it is more likely than not to utilize its net deferred tax assets (DTAs). Each reporting period, management evaluates the need for a valuation allowance and may place a valuation allowance against its U.S. net DTAs on a non-GAAP basis if it concludes it is more likely than not that it will not be able to utilize some or all of its U.S. DTAs on a non-GAAP basis.